Exhibit 10.3
Amendments to The Kraft Heinz Company 2016 Omnibus Incentive Plan

(Effective as of January 1, 2023)

1.The definition of “3G” shall be deleted.

2.The definition of “Change in Control” shall be deleted and replaced with the following:
“Change in Control” shall mean the occurrence of:

(i)    any “person” (as defined in Section 13(d) of the Act) (other than Berkshire, the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares of the Company) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii)    the consummation of a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation;

(iii)    during any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the board of directors of the Company; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Act), in each case other than the board of directors of the Company; or

(iv)    a complete liquidation or dissolution of the Company or the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; other than such liquidation, sale or disposition to a person or persons who beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under this Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

3.    The following definition of “Release” shall be added in alphabetical order within Section 2:

“Release” means a form release agreement developed by the Company which release shall have such terms as the Company may prescribe, including without limitation, a provision requiring submission of any disputes to mandatory arbitration; provided, however, that a Participant’s execution and nonrevocation of a Release timely delivered to the Company pursuant to the Amended and Restated Severance Pay Plan for Salaried Employees or the Change in Control Severance Plan shall be sufficient to satisfy the Release condition set forth in Section 14. Any Release prescribed by the Company shall be required to be timely signed and returned to the Company as a condition of receiving the applicable benefits under this Plan. A Release shall be considered timely only to the extent that it is returned to the Company within the time period specified by the Company.

4.    Section 10(e) shall be modified to add the phrase “or as otherwise determined by the Committee” at the end thereof.

5.    Section 14 shall be deleted and replaced with the following:

Change in Control Provisions. Except to the extent otherwise provided in an Award Agreement, or any applicable employment, consulting, change-in-control, severance or other agreement between the Participant and the Company or an Affiliate, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary:

(a)    With respect to any Awards subject to Performance Goals, the Performance Goals with respect to such Awards shall be deemed satisfied based on the greater of target- and actual-level achievement measured through the date of the Change in Control, and following such determination, such Awards shall remain subject to the applicable service-based vesting schedule (e.g., a Performance Award shall automatically convert into a Restricted Stock Unit or share of Restricted Stock, as applicable), in all cases, subject to Section 14(b) and Section 14(c).

(b)    If the acquirer or successor company in such Change in Control has agreed to provide for the substitution, assumption, exchange or other continuation of Awards granted pursuant to the Plan, then, if the Participant’s employment with or service to the Company or an Affiliate is terminated by the Company or Affiliate without Cause during the period commencing on the first day of the three-month period immediately prior to a Change in Control and ending on the last day of the 24-month period immediately following a Change in Control, then unless otherwise provided by the Committee, but subject to the execution and nonrevocation of a Release, all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and that the period over which the restrictions (and any other conditions) applicable to Restricted Stock and Restricted Stock Units shall apply (the “Restricted Period”) shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (after giving effect to Section 14(a) for any Awards subject to Performance Goals).

(c)    If the acquirer or successor company in such Change in Control has not agreed to provide for the substitution, assumption, exchange or other continuation of Awards granted pursuant to the Plan, then unless otherwise provided by the Committee, all Options and SARs held by such Participant shall become immediately exercisable with respect to 100% of the shares subject to such Options and SARs, and the Restricted Period shall expire immediately with respect to 100% of the shares of Restricted Stock and Restricted Stock Units and any other Awards held by such Participant (after giving effect to Section 14(a) for any Awards subject to Performance Goals).

(d)    In addition, the Committee may upon at least 10 days’ advance notice to the affected Participants, cancel any outstanding Award and pay to the holders thereof, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other stockholders of the Company in the event (it being understood that any Option or SAR having a per-share exercise or hurdle price equal to, or in excess of, the Fair Market Value (as of the date specified by the Committee) of a Share subject thereto may be canceled and terminated without any payment or consideration therefor). Notwithstanding the above, the Committee shall exercise such discretion over the timing of settlement of any Award subject to Code Section 409A at the time such Award is granted.

(e)    Any Award for which the applicable Restricted Period has expired in accordance with this Section 14 shall, to the extent applicable, be settled on a date no later than 10 days following the date the Release becomes effective and irrevocable; provided, however, that if a Participant experiences a termination of Service by the Company or an Affiliate other than for Cause, and, within the three-month period immediately following such termination of Service, a Change in Control occurs, then such Award will settle on a date no later than the applicable Change in Control.

(f)    Any Award that is an Option and that becomes immediately exercisable in accordance with this Section 14 shall remain outstanding and may be exercised until the earlier of the third anniversary of the date of termination and the original maximum term of the Option contained in the applicable Award Agreement.

(g)    To the extent practicable, the provisions of this Section 14 shall occur in a manner and at a time that allows affected Participants the ability to participate in the Change in Control transaction with respect to the Shares subject to their Awards.
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